Exhibit 99.1

Corporate Headquarters

100 Motor Parkway, Suite 160

Hauppauge, NY 11788-5138

Direct Dial: 631-360-9304

Direct Fax: 631-360-9380

brock@bankofsmithtown.net

PRESS RELEASE

Release Date: July 3, 2006
Contact: Ms. Judith Barber	News Contact:	Peter Hamilton
Corporate Secretary		Rubenstein Associates
(work) 212-843-8015
(home) 631-928-8437
(cell) 516-375-6434

SMITHTOWN BANCORP JOINS

RUSSELL 2000 INDEX

Smithtown, NY, July 3, 2006 - Effective 6:00 p.m. last Friday, June 30th, Smithtown Bancorp joined the Russell 2000 Index of mid-cap and small-cap stocks traded on U.S. stock exchanges. Since April, 2004, Smithtown Bancorp shares have been traded on NASDAQ under the symbol “SMTB”.

Membership in Russell’s U.S. equity indexes is determined primarily by market capitalization rankings. Annual reconstitution of the Russell indexes captures the largest 3,000 U.S. stocks at the end of May. The largest 1,000 companies in the ranking comprise the Russell 1000 index, while the next largest 2,000 companies become the widely-used Russell 2000 index.

Smithtown Bancorp was previously added to the Russell 2000 Index in June of 2004. In June, 2005, the company moved off the Russell 2000 Index to the Russell Microcap Index.

At the close of business on May 31, 2006, the date used for determining the reconstitution, the company’s shares closed at $26.45. The company has 8,885,589 shares outstanding, which put the company’s market capitalization at $235 million at the end of May.

As is often the case for stocks being added to the index, trading in the company’s shares was volatile and heavy on the reconstitution date. Last Friday, more than 585,000 shares were traded, which is approximately 6 1/2 % the company’s shares. Many of these shares were purchased by or for Russell Index mutual funds, which are required to own the shares of the newly-added companies when the index is reconstituted. The prices for the shares were volatile during the heavy trading, with shares trading at a high of $27.64 and a low of $24.14. At the day’s low price, the stock would be trading at approximately 15.75 times analysts’ 2006 earnings estimates, and at the day’s high price, at approximately 18 times analysts’ 2006 estimates.

Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for investment strategies. An industry-leading $3.8 trillion in assets are currently benchmarked to them.

Smithtown Bancorp’s Chairman and CEO, Bradley Rock, commented: “We are pleased with our inclusion in the Russell 2000 Index. It represents another step forward in the growth of our company, and it will increase the visibility of the company for our shareholders.”

Smithtown Bancorp has been a high-performing company for many years now. Over the past 10 years, the company has had an average growth in earnings per share of more than 27% per year. The average return on shareholders equity has been 23% per year. During this same period of time, the company’s stock has split five times, and the value of the company’s shares has increased at a compounded annual growth rate of more than 33% per year.

Mr. Rock observed: “For an investor who purchased $1,000 worth of Smithtown Bancorp shares at the beginning of 1994, that $1,000 investment is worth more than $26,000 today.”

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Forward-Looking Statements

This release and other written materials and statements management may make, may contain forward-looking statements regarding the Company’s prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are sometimes identified by use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project”, or other similar expressions. The Company’s ability to predict results or the actual effects of its plans and strategies is inherently uncertain. Accordingly actual results may differ materially from anticipated results.

Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, a change in economic conditions; changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other risk factors disclosed in the Company’s reports filed with the Securities and Exchange Commission; and other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting the Company’s operations, pricing and services.

Investors are cautioned not to place undue reliance on forward-looking statements as a prediction of actual results. Except as required by applicable law or regulation, the Company undertakes no obligation to republish or revise forward-looking statements to reflect events or circumstances after the date the statements were made or to reflect the occurrences of unanticipated results. Investors are advised, however, to consult any further disclosures the Company makes on related subjects in our reports to the Securities and Exchange Commission.